SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 4, 2009
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
________________________

Item 7.01 Regulation FD Disclosure

The following information is being furnished under Item 7.01 "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of
1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

At its investor conference on December 3, 2009, Principal Financial Group, Inc. announced its outlook for 2010 operating earnings per diluted share. In an attempt to provide greater clarity on the outlook and further insight into expected performance of the company’s growth businesses in
2010, detail is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibit 99 Detail Concerning 2010 Outlook Dated December 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Tom Graf
Name: Tom Graf
Title: Senior Vice President – Investor Relations

Date: December 4, 2009

Exhibit 99

At its investor conference on December 3, 2009, Principal Financial Group, Inc. announced its outlook for 2010: operating earnings per diluted share (EPS) ranging from $2.45 to $2.75; and net income available to common stockholders per diluted share ranging from $1.75 to $2.05. In an attempt to provide greater clarity on the outlook and further insight into expected performance of the company’s growth businesses in 2010, detail is included herewith as Exhibit 99.

*Consensus is as of December 3, 2009. For illustration purposes only – the company is not endorsing consensus, or the estimates derived therefrom.

**Guidance speaks only as of the date it is made. The company does not undertake to update annual guidance during the year, but may do so if significant changes occur in general business conditions or company operations.

EPS, which is not measured in accordance with U.S. generally accepted accounting principles
(U.S. GAAP), should not be viewed as a substitute for net income available to common stockholders (net income) per diluted share determined in accordance with U.S. GAAP. EPS is calculated by dividing operating earnings by weighted average shares outstanding. Operating earnings are determined by adjusting net income for the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments. After-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing the company's consolidated financial performance, management believes the presentation of operating earnings per diluted share enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

The range of $1.75 to $2.05 for net income available to common stockholders per diluted share announced December 3, 2009 reflects the company's estimate for 2010 mortgage and credit losses only. There are a number of items the company does not predict that could significantly affect net income per diluted share, including, but not limited to: mark-to-market on derivatives; changes to laws, regulations, or accounting standards; and gains or losses from discontinued operations.

The company’s estimate of mortgage and credit losses for 2010 ranges from 65 cents to 75 cents per diluted share. The company’s outlook for net income per diluted share is based on the mid-
point of that range.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2008, and in company’s quarterly report on Form 10-Q for the quarter ended
September 30, 2009, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations; the actions of the U.S.
government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.